UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

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Alaska Air Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.O. Box 68947

Seattle, Washington 98168

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2011

On or about April 4, 2011, Alaska Air Group, Inc. (the “Company”) furnished or otherwise made available to stockholders its proxy statement (the “Proxy Statement”) describing the matters to be voted upon at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Museum of Flight in Seattle, Washington at 2 p.m. on Tuesday, May 17, 2011. This supplement (this “Supplement”) revises the Proxy Statement and should be read in conjunction with it. All capitalized terms used but not defined in this Supplement have the meanings ascribed to them in the Proxy Statement.

AMENDMENT TO PROPOSAL 6

APPROVAL OF THE AMENDED ALASKA AIR GROUP, INC.

2008 PERFORMANCE INCENTIVE PLAN

At the Annual Meeting, stockholders are being asked, among other things, to vote on a proposal to approve an amendment to the Company’s 2008 Performance Incentive Plan (the “2008 Plan”) to increase the number of shares available for issuance under the 2008 Plan by 2,200,000 shares (which is identified in the Proxy Statement as Proposal 6), with a corresponding increase in the number of shares that may be subject to options granted under the 2008 Plan that are intended to qualify as “incentive stock options” under the U.S. tax laws. In order to facilitate stockholder approval of the amendment to the 2008 Plan, the Company is revising its proposed amendment to the 2008 Plan to reduce the proposed increase in the number of shares subject to the 2008 Plan from 2,200,000 shares to 1,900,000 shares. The foregoing reduction in the proposed share increase has been approved by the Company’s Board of Directors.

Other than the changes described above, all other terms of the 2008 Plan will remain as described in the Proxy Statement. The foregoing summary of the amendment to the 2008 Plan is qualified in its entirety by reference to the amended text of Section 4.2 of the 2008 Plan, which is attached to this Supplement as Exhibit A.

The Company intends to present the 2008 Plan, as amended and described in this Supplement, to stockholders for their approval at the Annual Meeting and all references to the 2008 Plan contained in the Proxy Statement and proxy card pertaining to the Annual Meeting shall be deemed to refer to the 2008 Plan, as so amended. Stockholders may access, view and download the Proxy Statement, including the full text of the 2008 Plan included as Exhibit A to the Proxy Statement, and this Supplement over the Internet at www.edocumentview.com/alk.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR APPROVAL OF THE AMENDED ALASKA AIR GROUP

2008 PERFORMANCE INCENTIVE PLAN, AS REVISED

Voting Procedures

Your vote is important. If you have not already voted your shares, we encourage you to do so. If you have already voted your shares and do not wish to change your vote, no further action is necessary. If you wish to change your vote, you may revoke your proxy and change your vote by delivering a later-dated proxy or, except for persons who beneficially own shares held in trust in one of the Company’s 401(k) retirement plans, by voting at the meeting. The later-dated proxy may be delivered by telephone, internet or mail and need not be delivered by the same means used in delivering the to-be-revoked proxy. Except for persons beneficially holding shares in one of the Company’s 401(k) retirement plans, you may do this at a later date or time by:

•	voting by telephone or the internet before 11:59 p.m. Eastern Time on Monday, May 16, 2011 (your latest telephone or internet proxy will be counted);

•	signing and delivering a proxy card with a later date; or

•

voting at the meeting. (If you hold your shares beneficially through a broker, you must bring a legal proxy from the broker in order to vote at the meeting. Please also note that attendance at the meeting, in and of itself, without voting in person at the meeting, will not cause your previously granted proxy to be revoked.)

Persons beneficially holding shares in one of the Company’s 401(k) retirement plans cannot vote in person at the meeting and must vote in accordance with instructions from the trustees. Subject to these qualifications, such holders have the same rights as other record and beneficial holders to change their votes.

If you are a registered stockholder, you can obtain a new proxy card by contacting the Company’s Corporate Secretary, Alaska Air Group, Inc., P.O. Box 68947, Seattle, WA 98168, telephone (206) 392-5131.

If your shares are held by a broker, trustee or bank, you can obtain a new voting instruction form by contacting your broker, trustee or bank.

If your shares are held by one of the Company’s 401(k) retirement plans, you can obtain a new voting instruction form by contacting the trustee of such plan. You can obtain information about how to contact the trustee from the Company’s Corporate Secretary.

We thank you on behalf of the Board of Directors. Should you have any questions, please feel free to contact our proxy solicitation agent toll-free at 1-800-790-6795, or Alaska Air Group’s corporate affairs department at (206) 392-5218.

Exhibit A

AMENDED ALASKA AIR GROUP, INC.

2008 PERFORMANCE INCENTIVE PLAN

Amended Text of Section 4.2

4.2	Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)	~~4,300,000~~ 4,000,000 shares of Common Stock, plus

(2)	the number of shares of Common Stock available for additional award grant purposes under the Company’s 2004 Long-Term Incentive Plan (the “2004 Plan”) as of the date of stockholder approval of this Plan (the “Stockholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the 2004 Plan as of the Stockholder Approval Date, plus

(3)	the number of any shares subject to stock options granted under the 2004 Plan and outstanding on the Stockholder Approval Date which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised (including any shares subject to stock options granted under the Company’s 1999 Long-Term Equity Incentive Plan (the “1999 Plan”) outstanding on the Stockholder Approval Date which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date and would otherwise become eligible for award grant purposes under the 2004 Plan in accordance with the provisions of that plan);

(4)	the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2004 Plan that are outstanding and unvested on the Stockholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Company without having become vested.

provided that in no event shall the Share Limit exceed ~~7,299,517~~ 6,999,517 shares (which is the sum of the ~~4,300,000~~ 4,000,000 shares set forth above, plus the number of shares available under the 2004 Plan for additional award grant purposes as of the Effective Date (as such term is defined in Section 8.6.1), plus the aggregate number of shares subject to awards previously granted and outstanding under the 2004 Plan and the 1999 Plan as of the Effective Date).

Shares issued in respect of any “Full-Value Award” granted under this Plan shall be counted against the foregoing Share Limit as 1.7 shares for every one share actually issued in connection with such award. (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 170 shares shall be charged against the Share Limit in connection with that award.) For this purpose, a “Full-Value Award” means any award under this Plan that is not a stock option grant or a stock appreciation right grant.

The following limits also apply with respect to awards granted under this Plan:

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is ~~4,300,000~~ 4,000,000 shares.

(b)	The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 300,000 shares.

(c)	Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.